UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)	June 28, 2005

BAS Securitization LLC
Banc of America Securities Auto Trust 2005-WF1

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-81254 333-81254-01	69-0009065 51-6566822

(Commission File Numbers)	(Registrants’ I.R.S. Employer Identification Nos.)

Bank of America Corporate Center, Charlotte, North Carolina	28255

(Address of Principal Executive Offices)	(Zip Code)

(704) 388-2308

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

     Attached hereto as Exhibit 99.1 are the “Computational Materials” (as defined in the No-Action Letter dated May 20, 1994 issued by the Securities and Exchange Commission (the “Commission”) to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated, and Kidder Structured Asset Corporation, as made applicable to other issuers and underwriters by the Commission in response to the request of the Public Securities Association dated May 27, 1994 (the “Kidder Letter”)) which have been prepared and provided by Banc of America Securities LLC (“BAS”), as representative of the several underwriters, to BAS Securitization LLC (the “Depositor”) in connection with the offering of the Banc of America Securities Auto Trust 2005-WF1 notes (the “Notes”). The Computational Materials are required to be filed pursuant to the Kidder Letter.

     The Notes will be offered pursuant to a Prospectus and related Prospectus Supplement (together, the “Prospectus”), which will be filed with the Commission pursuant to Rule 424 under the Securities Act of 1933, as amended (the “Act”). The notes will be registered pursuant to the Act under the Depositor’s Registration Statement on Form S-3 (No. 333-81254).

     Any statement or information contained in the attached Computational Materials shall be deemed to be modified or superseded for purposes of the Prospectus and the Registration Statement by statements or information contained in the Prospectus.

Item 9.01. Financial Statements and Exhibits.

     (a) Financial Statements

Not applicable.

     (b) Pro Forma Financial Information

Not applicable.

     (c) Exhibits

Exhibit	Document
No.	Description
99.1	Computational Materials prepared by Banc of America Securities LLC in connection with the Banc of America Securities Auto Trust 2005-WF1 notes

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant, BAS Securitization LLC, and the Co-Registrant, Banc of America Securities Auto Trust 2005-WF1 by its Depositor, BAS Securitization LLC, have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 29, 2005	BAS SECURITIZATION LLC
	By:	/s/ James G. Mackey
	Name:	James G. Mackey
	Title:	Principal Financial Officer

BANC OF AMERICA SECURITIES AUTO TRUST 2005-WF1
By:	BAS Securitization LLC, as Depositor of Banc of America Securities Auto Trust 2005-WF1

By:	/s/ James G. Mackey
Name:	James G. Mackey
Title:	Principal Financial Officer

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